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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Amendment No. 1 to Registration Statement No. 333-41939 on Form S-4 of our report dated April 11, 1997 (except for Note 10, as to which the date is July 1, 1997), on our audits of the consolidated financial statements and financial statement schedule of Kleinert Industries, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption 'Experts'.

Coopers & Lybrand L.L.P.

/s/ Coopers & Lybrand L.L.P.

Los Angeles, California
January 15, 1998